EXHIBIT 11

                                                 FLEET FINANCIAL GROUP, INC.
                                   COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS

                                           ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           For the Three Months Ended June 30
                                           --------------------------------------------------------------------
                                                        1996                                1995
                                           --------------------------------    --------------------------------
                                                                FULLY                                FULLY
                                               PRIMARY         DILUTED            PRIMARY           DILUTED
                                           ---------------- ---------------   -----------------   -------------
Equivalent shares:
Average shares outstanding                     263,176,421     263,176,421       246,826,417       246,826,417
Additional shares due to:
  Stock options                                  2,316,836       2,419,382         1,784,281         2,116,450
  Warrants                                       3,847,486       3,867,376         3,643,105         3,947,317
  Dual convertible preferred stock(a)                  ---             ---        16,033,994        16,033,994
                                           ---------------- ---------------  ----------------  ----------------
Total equivalent shares                        269,340,743     269,463,179       268,287,797       268,924,178
                                           ---------------- ---------------  ----------------  ----------------
Earnings per share:
Net income                                    $    277,727    $    277,727      $    254,023     $     254,023
Less: Preferred stock dividends                    (19,314 )       (19,314 )          (9,698 )          (9,698 )
                                           ---------------- ---------------  ----------------  ----------------
Adjusted net income                           $    258,413    $    258,413      $    244,325     $     244,325
                                           ---------------- ---------------  ----------------  ----------------
Total equivalent shares                        269,340,743     269,463,179       268,287,797       268,924,178
                                           ---------------- ---------------  ----------------  ----------------
Earnings per share on adjusted net
  income                                      $       0.96    $       0.96      $       0.91     $        0.91
                                           ---------------- ---------------  ----------------  ----------------


(a) The dual convertible preferred stock was converted into common stock on December 31, 1995.

                                                          EXHIBIT 11



                                                 FLEET FINANCIAL GROUP, INC.
                                   COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                                           ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              For the Six Months Ended June 30

                                           ---------------------------------------------------------------------
                                                        1996                               1995
                                           -------------------------------- -----------------------------------
                                                                FULLY                              FULLY
                                               PRIMARY         DILUTED         PRIMARY            DILUTED
                                           ---------------- -------------- -----------------  -----------------
Equivalent shares:
Average shares outstanding                     262,851,155    262,851,155       244,758,681        244,758,681
Additional shares due to:
  Stock options                                  2,208,956      2,556,645         1,731,943          2,075,234
  Warrants                                       3,758,732      3,867,376         3,498,855          3,889,249
  Dual convertible preferred stock(a)                  ---            ---        16,033,994         16,033,994
                                           ---------------- -------------- -----------------  -----------------
Total equivalent shares                        268,818,843    269,275,176       266,023,473        266,757,158
                                           ---------------- -------------- -----------------  -----------------

Earnings per share:
Net income                                    $    541,529   $    541,529      $    480,016      $     480,016
Less: Preferred stock dividends                    (31,852)       (31,852)          (18,130)           (18,130)
                                           ---------------- -------------- -----------------  -----------------
Adjusted net income                           $    509,677   $    509,677      $    461,886      $     461,886
                                           ---------------- -------------- -----------------  -----------------

Total equivalent shares                        268,818,843    269,275,176       266,023,473        266,757,158
                                           ---------------- -------------- -----------------  -----------------

Earnings per share on adjusted net
  income                                      $       1.90   $       1.89      $       1.74      $        1.73
                                           ---------------- -------------- -----------------  -----------------





(a) The dual convertible preferred stock was converted into common stock on December 31, 1995.





                                       32